UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2021

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8911 NE Marx Dr, Suite A2,

Portland, Oregon 97220

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 19, 2021, Eastside Distilling, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) for its purchase of up to Two Million Five Hundred Thousand (2,500,000) shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company (“Certificate of Designation”) with an initial conversion price of $3.10, and, in connection with the purchase of such Shares, the Subscriber shall receive a warrant (a “Warrant”), to purchase up to 116,666 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $3.75. In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement under which the Company would agree to register for resale the Conversion Shares and the Warrant Shares (the “Registration Rights Agreement”).

The Company will receive approximately $2.485 million in net proceeds from the closing, after deducting the legal fees of the Subscriber in connection with the transaction. The Company intends to use the proceeds for acquisition of capital equipment, working capital, and general corporate purposes.

So long as 17.5% of the Shares issued to Subscriber remain outstanding, if the Company offers to sell Covered Securities (as defined in the Purchase Agreement), other than Excluded Issuances (as defined in the Purchase Agreement), in a public or private offering of Covered Securities solely for cash (a “Qualified Offering”), each Subscriber shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to 6.25% of the amount of Covered Securities so offered, all on the terms and conditions set forth in the Purchase Agreement.

The terms of the private offering are more fully set forth in the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. The powers, designations, preferences, privileges, limitations, restrictions, and relative rights of the Preferred Shares are set forth in the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated by reference herein. The Warrants are subject to the terms and conditions of the form attached hereto as Exhibit 4.1 and incorporated by reference herein.

The Company entered into a Registration Rights Agreement with the holders of the Notes as of the date of Closing (the “Registration Rights Agreement”). Pursuant to the terms of Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (“SEC”) an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), with the filing of such initial Registration Statement to occur within 30 days of each closing date. The Registration Rights is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On October 19, 2021, the Company filed with the Nevada Secretary of State the Certificate of Designation which sets forth the rights, preferences, and privileges of the Series B Preferred Stock. On October 20, 2021, the Company designated Two Million Five Hundred Thousand (2,500,000) shares of Series B Preferred Stock pursuant to a Certificate of Amendment to Designation.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of Common Stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $500,000, to the extent permitted under applicable law out of funds legally available therefor. For “in-kind” dividends, holders will receive that number of shares of Common Stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the Common Stock for the ninety (90) trading days immediately preceding a dividend date.

In the event of any voluntary or involuntary liquidation, dissolution or winding up, merger or consolidation in which the Company is a party, or a sale of substantially all of the assets of the Company, each holder of Series B Preferred Stock shall be entitled, to receive an amount per share equal to $1.00 plus any accrued but unpaid dividends.

For all matters submitted to a vote of the Company’s stockholders, each holder of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date. In addition, the holders of Series B Preferred Stock shall vote separately a class to adversely alter any of the rights, preferences and privileges of the Series B Preferred Stock, to create any equity security having rights, preferences, or privileges to or on parity with the Series B Preferred Stock, or to purchase, redeem, or make any distribution with respect to any stock prior to the Series B Preferred Stock (subject to exceptions).

Each share of Series B Preferred Stock is convertible into shares of Common Stock at a fixed conversion price equal to $3.10 per share, subject to adjustment for stock splits, combinations, or similar events, among other adjustments, as provided in the Certificate of Designation. If, after September 24, 2022, the last sale price of Common Stock is more than $5.00 per share (subject to appropriate adjustment) for thirty (30) consecutive trading days, then the Series B Preferred Stock will automatically convert into Common Stock at the conversion price then in effect.

No Series B Preferred Stock may be converted and shares of Common Stock may not be issued if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding Common Stock.

The foregoing summary of the Certificate of Designation is not complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to Current Report on Form 8-K and is incorporated herein by reference, and the Certificate of Amendment to Designation, a copy of which is filed as Exhibit 3.2 to Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 25, 2021, Eastside issued a press release, the text of which is furnished as Exhibit 99.1 to this current report.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of Eastside under the Securities Act of 1933, as amended, or the Exchange Act, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation Establishing Series B Preferred Stock
3.2	Certificate of Amendment to Designation
4.1	Form of Warrant
10.1	Securities Purchase Agreement by and among Eastside Distilling, Inc. and the Subscriber
10.2	Registration Rights Agreement by and among Eastside Distilling, Inc. and the Subscriber
99.1	Press Release dated October 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2021

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Financial Officer